UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2010
 _____________________________________

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York     11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former  name,  former  address and former  fiscal year,  if changed  since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 12, 2010, the Company completed its acquisition of Symwave, Inc. (“Symwave”), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 12, 2010 (the “Merger Agreement”), by and among the Company, Symwave and SMSC Acquisition Corp., a wholly owned subsidiary of the Company (the “Merger Sub”).  Pursuant to the Merger Agreement, the Merger Sub merged with and into Symwave, and Symwave was renamed “SMSC Storage, Inc.”  Headquartered in Laguna Niguel, CA, with design centers in San Diego, CA and Shenzhen, China, Symwave is a supplier of “USB 3.0” storage and transfer technology.  The Company had previously made a $5.3 million equity investment in Symwave and provided  $3.1 million in bridge financing to Symwave.  Under the terms of the Merger Agreement, the Company paid no upfront cash consideration and agreed to make quarterly cash payments to former Symwave shareholders upon achievement of certain revenue and gross profit margin goals.  The former shareholders of Sywmave were principally venture capital funds and officers and employees of Symwave.

Item 9.01 Financial Statements and Exhibits.

(a) and (b)

Financial statements required to be filed under this Item will be filed as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION
(Company)

Date: January 7, 2011	By: /s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer